Exhibit 99

Joint Filer Information

Shares owned by Bear, Stearns & Co. Inc.

Name:  Bear, Stearns & Co. Inc.

Address: 383 Madison Avenue, New York, NY  10179

Designated filer:  The Bear Stearns Companies Inc.

Issuer and Ticker Symbol:  International Securities Exchange (ISE)

Date of Event Requiring Statement:  3/8/05

Signature:  By: s/Kenneth L. Edlow
                  Secretary


Shares owned by Bear Hunter Structured Products LLC

Name:  Hunter Partners LLC

Address:  40 Wall Street, 42nd Floor, NY, NY  10005

Designated filer:  The Bear Stearns Companies Inc.

Issuer and Ticker Symbol:  International Securities Exchange (ISE)

Date of Event Requiring Statement:  3/8/05

Signature:  By:  s/Michael L. Winchell
                  Managing Partner



Name:  Bear Hunter Holdings LLC

Address: 40 Wall Street, 42nd Floor, NY, NY  10005

Designated filer:  The Bear Stearns Companies Inc.

Issuer and Ticker Symbol:  International Securities Exchange (ISE)

Date of Event Requiring Statement:  3/8/05

Signature:  By:  s/Michael L. Winchell
                  Member of Management Committee


Name:  Bear Wagner Specialists LLC

Address: 40 Wall Street, 42nd Floor, NY, NY  10005

Designated filer:  The Bear Stearns Companies Inc.

Issuer and Ticker Symbol:  International Securities Exchange (ISE)

Date of Event Requiring Statement:  3/8/05

Signature:  By:  s/Michael L. Winchell
                  Chief Operating Officer



Name:  Bear Hunter Structured Products LLC

Address: 40 Wall Street, 42nd Floor, NY, NY  10005

Designated filer:  The Bear Stearns Companies Inc.

Issuer and Ticker Symbol:  International Securities Exchange (ISE)

Date of Event Requiring Statement:  3/8/05

Signature:  By:  s/Daniel McCabe
                  Chief Executive Officer